UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2026

XCF GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42687	33-4582264
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2500 CityWest Blvd. Suite 150-138 Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

(346) 630-4724

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	SAFX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On May 12, 2026, XCF Global, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) to report that the Company entered into an agreement with Encore DEC, LLC and incorrectly noted that Randy Soule was the “majority shareholder” rather than one of the “major shareholders” of the Company .

This Current Report on Form 8-K/A (the “Amendment”) amends the Original Report to revise the reference to Mr. Soule as the majority shareholder. Except as expressly set forth herein, this Amendment does not amend, modify or update the disclosures contained in the Original Report

Item 1.01	Entry into a Material Definitive Agreement

Encore DEC, LLC Debt Reduction and Equity Capitalization Increase

On May 6, 2026, the Company, New Rise Renewables Reno, LLC (“New Rise Reno”), a subsidiary of the Company, and Encore DEC, LLC (“Encore”) entered into a payable acknowledgement and settlement agreement (the “Encore Agreement”), pursuant to which approximately $16.7 million of outstanding accounts payable due to Encore DEC will be settled through the issuance of 37,033,386 shares of the Company’s Class A Common Stock, par value $0.0001 (“Common Stock”). Encore provides Engineering, Procurement and Construction (“EPC”) services to the Company. Encore is 100% owned by Randy Soule, one of the major shareholders of the Company, and has provided feedstock degumming hydrotreater off gas conservation system construction services and sustainable aviation fuel conversion services to New Rise Reno.

Under the Encore Agreement, the conversion price is equal to the greater of: (a) the average closing price of XCF Common Stock on Nasdaq for the five (5) trading days immediately preceding the Effective Date, and (b) the closing price on the trading day immediately preceding the Effective Date (the “Conversion Price”). The conversion price was determined to be $0.451 per share and will result in 37,033,386 shares of Common Stock being issued to Encore. After the conversion, Randall Soule will beneficially own approximately 30.56% of the Company’s outstanding Class A Common Stock.

The foregoing description of the Encore Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions thereof, the form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated into this Item 1.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K under “Encore DEC, LLC Debt Reduction and Equity Capitalization Increase,” is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K under “Encore DEC, LLC Debt Reduction and Equity Capitalization Increase,” is incorporated into this Item 3.02 by reference.

Item 8.01	Other Events.

On May 12, 2026, the Company issued a press release regarding the Encore DEC, LLC Debt Reduction and Equity Capitalization Increase A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1	Payable Acknowledgement and Settlement Agreement dated May 6, 2026.
99.1	Press Release dated May 12, 2026.
104	Cover page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 13, 2026
XCF GLOBAL, INC.

	By:	/s/ Christopher Cooper
	Name:	Christopher Cooper
	Title:	Chief Executive Officer